                          CLONTECH LABORATORIES, INC.
                         SECURITIES PURCHASE AGREEMENT

                                  DATED AS OF

                                SEPTEMBER 9, 1997



                                  TABLE OF CONTENTS
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                                                                             PAGE
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1.   PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . 1

     1.1   Sale and Issuance of the Securities . . . . . . . . . . . . . . . . 1

     1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.3   Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . 2

     2.1   Organization, Good Standing and Qualification . . . . . . . . . . . 2

     2.2   Authorization, Validity and Enforceability. . . . . . . . . . . . . 3

     2.3   No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.4   Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . . 3

     2.5   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     2.6   Valid Issuance; Title to Securities . . . . . . . . . . . . . . . . 4

     2.7   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

     2.8   Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . 6

     2.9   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 6

     2.10  Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . . 7

     2.11  Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . 7

     2.12  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     2.13  Compliance with Laws and Instruments. . . . . . . . . . . . . . . . 8

     2.14  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

     2.15  Title to Property and Assets. . . . . . . . . . . . . . . . . . . . 9

     2.16  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 9

     2.17  Proprietary Information Agreement . . . . . . . . . . . . . . . . .10

     2.18  Contracts and Commitments . . . . . . . . . . . . . . . . . . . . .10

     2.19  Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

     2.20  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     2.21  Related Party Transactions. . . . . . . . . . . . . . . . . . . . .14

     2.22  Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . .14

     2.23  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

     2.24  Real Property Holding Corporation Status. . . . . . . . . . . . . .14

     2.25  Environmental and Safety Laws . . . . . . . . . . . . . . . . . . .14

     2.26  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

                                       i.
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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     2.27  Exemption from Registration . . . . . . . . . . . . . . . . . . . .16

     2.28  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .16

     2.29  Broker Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

     2.30  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

3.   INVESTMENT REPRESENTATION OF THE INVESTORS. . . . . . . . . . . . . . . .17

4.   CONDITIONS TO THE INVESTORS' OBLIGATIONS AT THE CLOSING . . . . . . . . .17

     4.1   Representations and Warranties. . . . . . . . . . . . . . . . . . .17

     4.2   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

     4.3   Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

     4.4   Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . .17

     4.5   Restated Articles . . . . . . . . . . . . . . . . . . . . . . . . .18

     4.6   Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

     4.7   Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . .18

     4.8   Investor Rights Agreement . . . . . . . . . . . . . . . . . . . . .18

     4.9   Right of First Refusal and Co-Sale Agreement. . . . . . . . . . . .18

     4.10  Indemnification Agreement . . . . . . . . . . . . . . . . . . . . .18

     4.11  Stock Purchase. . . . . . . . . . . . . . . . . . . . . . . . . . .18

     4.12  Securities Law Compliance . . . . . . . . . . . . . . . . . . . . .18

     4.13  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . .19

     4.14  Closing Documents . . . . . . . . . . . . . . . . . . . . . . . . .19

     4.15  No Injunction or Illegality . . . . . . . . . . . . . . . . . . . .19

     4.16  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

5.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

     5.1   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

6.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     6.1   Survival of Representations and Warranties. . . . . . . . . . . . .21

     6.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     6.3   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     6.4   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

     6.5   Entire Agreement; Waivers and Amendments. . . . . . . . . . . . . .23

     6.6   Assignment; Binding Effect. . . . . . . . . . . . . . . . . . . . .23

                                       ii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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     6.7   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .23

     6.8   No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . .23

     6.9   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .23

     6.10  Strict Construction . . . . . . . . . . . . . . . . . . . . . . . .23

     6.11  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .24

     6.12  Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

     6.13  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .24

Exhibits

A    Form of Restated Articles
B    Form of Note
C    Form of Warrant
D    Form of Investor Rights Agreement
E    Form of Right of First Refusal and Co-Sale Agreement
F    Form of Indemnification Agreement
G    Opinion of Counsel to the Company

Schedules

Schedule of Investors
Disclosure Schedule


                                         iii.

                           SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT is made as of September 9, 1997, by and among CLONTECH LABORATORIES, INC., a California corporation (the "Company"), and each of the persons named in the Schedule of Investors attached hereto (each, an "Investor" and collectively, the "Investors"). Except as otherwise provided herein, capitalized terms used herein are defined in Section 5 hereof.

                                    WITNESSETH:

     WHEREAS, the Company wishes to issue and sell to the Investors, and the Investors wish to purchase from the Company, in the aggregate, (i) $6,000,000 in aggregate principal amount of 12% Subordinated Notes due September 9, 2004, substantially in the form of Exhibit B hereto (the "Notes"), and (ii) warrants, substantially in the form of Exhibit C hereto (the "Warrants" and, collectively together with the Notes, the "Securities"), entitling the holder(s) thereof to purchase from the Company 901,879 shares (subject to adjustment as provided therein) of its Common Stock, no par value per share ("Common Stock"), all upon the terms and subject to the conditions set forth herein; and

     WHEREAS, concurrently herewith, the Investors and the majority shareholder of the Company are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which such shareholder has agreed to sell 4,525,715 shares (the "Common Shares") of Common Stock to the Investors;

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   PURCHASE AND SALE OF SECURITIES.

          1.1   SALE AND ISSUANCE OF THE SECURITIES.

                (a) Prior to the Closing (as defined below), the Company shall adopt and file the Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles") with the Secretary of State of the State of California.

                (b) Subject to the terms and conditions set forth in this Agreement, the Investors agree to purchase from the Company, and the Company agrees to issue and sell to the Investors, collectively, at the Closing, (i) the Notes for an aggregate purchase price of $6,000,000 and (ii) the Warrants for an aggregate purchase price of $25,000. Each Investor agrees to purchase the amounts of such respective Securities, at the respective purchase prices, set forth opposite such Investor's name on the Schedule of Investors attached hereto. The sale of Securities to each Investor shall constitute a separate sale hereunder.


                                          1.

          1.2   CLOSING.

                (a) The closing of the purchase and sale of the Securities hereunder (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, at 10:00 a.m. on September 9, 1997, or at such other time and place as may be mutually agreed upon by the Company and the Investors. The date on which the Closing occurs is referred to herein as the "Closing Date."

                (b) At the Closing, the Company shall issue and deliver to each Investor the amount of Notes and Warrants set forth opposite such Investor's name on the Schedule of Investors attached hereto, in each case registered in the name of such Investor or its nominee, against payment of the purchase price for the Securities by wire transfer of immediately available funds to an account designated by the Company in a written notice delivered to such Investor not later than two (2) business days prior to the Closing Date.

          1.3   LEGENDS.

                (a) Each certificate representing the Securities issued and delivered at the Closing shall be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH STATE SECURITIES LAWS."

                (b) Notwithstanding the foregoing, upon receipt by the Company of a legal opinion or other evidence reasonably satisfactory to it of the termination of the requirement that all or any part of any of the foregoing legends be placed upon a certificate and upon the written request of the holders of the Securities represented thereby, the Company shall issue certificates for such securities that do not bear such legends.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Disclosure Schedule attached hereto, specifically identifying the relevant subsections hereof, the Company hereby represents and warrants to each of the Investors as follows:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority and all material licenses and authorizations to own, lease and operate its assets and Properties and to conduct its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, assets, Properties, liabilities, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").


                                          2.

          2.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The Company has full corporate power and authority to execute and deliver this Agreement, the Restated Articles, the Notes, the Warrants and the Investor Rights Agreement, the Co-Sale Agreement and the Indemnification Agreement, and all other agreements and instruments contemplated hereby to which the Company is a party (collectively, together with the Stock Purchase Agreement and all agreements and instruments contemplated thereby, the "Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including without limitation the issuance and sale of the Securities hereunder. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or any other Transaction Document to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, and each other Transaction Document to which it is a party will, upon due execution and delivery thereof, constitute the legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          2.3 NO CONFLICTS. The execution and delivery by the Company of this Agreement and each other Transaction Document to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including without limitation, the amendment of the articles of incorporation of the Company and the offer, sale and issuance of the Securities hereunder and any securities issuable upon exercise or conversion of the Securities), do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), give rise to any right of termination or acceleration of any right or obligation of the Company or any of its Subsidiaries under, or result in the creation of any Lien or Encumbrance upon any assets or Properties of the Company or any of its Subsidiaries by reason of the terms of, (a) the articles of incorporation, bylaws or other charter or organizational documents of the Company or any or its Subsidiaries, (b) any material Contract to which the Company or any of its Subsidiaries is a party or by or to which any of them or their assets or Properties may be bound or subject, or (c) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, role or regulation applicable to the Company.

          2.4 CONSENTS AND APPROVALS. No consent, approval, authorization, license or order of, registration, qualification, designation, declaration or filing with, or notice to, any Governmental Entity or any other Person is necessary to be obtained, made or given by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions


                                          3.

contemplated hereby and thereby, other than the filing of the Restated Articles with the Secretary of State of the State of California (which will be completed prior to the Closing).

          2.5   CAPITALIZATION.

                (a) The authorized capital stock of the Company consists, and at all times prior to the Closing will consist, solely of Twenty Million shares of Common Stock, of which Six Million are issued and outstanding. Upon consummation of the Closing and the 3-for-1 forward stock split, the authorized capital stock of the Company will consist solely of Thirty Million shares of Common Stock, of which Eighteen Million will be issued and outstanding, 901,879 will be reserved solely for issuance and delivery upon exercise of Warrants and 2,571,429 will be reserved solely for issuance pursuant to the Company's 1997 Equity Incentive Plan. Except as set forth above in this paragraph, no common stock, preferred stock, equity interest, stock appreciation right, phantom stock, profit participation right, or other equity or equity derivative security of any kind of the Company is (or at the Closing will be) authorized, issued or outstanding.

                (b) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (including the rules and regulations thereunder and any successor statute, the "Securities Act"), and all applicable state securities laws. Section 2.5 of the Disclosure Schedule sets forth a true and complete list of securityholders of the Company. Each of the Persons identified on Section 2.5 of the Disclosure Schedule owns of record and, to the best of the Company's knowledge, beneficially, free and clear of any Lien or Encumbrance, the number of shares of each particular class or series of capital stock of the Company as set forth opposite such Person's name on Section 2.5 of the Disclosure Schedule. The Company is not a party or subject to any Contract, and to the best of the Company's knowledge after due inquiry there is no Contract between or among any Persons, which affects or relates to the voting or transfer of any securities of the Company.

                (c) Except for (i) the rights of the Investors to purchase the Securities under this Agreement and to purchase the Common Shares under the Stock Purchase Agreement, and (ii) upon consummation of the Closing, the Warrants and the rights provided in Sections 2.6 and 2.7 of the Investor Rights Agreement and in the Co-Sale Agreement, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest, equity security or equity derivative security of any kind of the Company.

          2.6   VALID ISSUANCE; TITLE TO SECURITIES.

                (a) The Securities have been duly authorized and, when issued in accordance with this Agreement, will be validly issued. The issuance, sale and delivery of the Securities as contemplated by this Agreement are not subject to any preemptive right, right of


                                          4.

first refusal, right of first offer or similar right. Upon such issuance, each Investor (or its nominee) will acquire good and marketable title to each of the Securities set forth opposite its name on the Schedule of Investors (other than restrictions on transferability expressly set forth in applicable Federal and state securities laws), and will be entitled to all the rights and benefits of a holder of such Securities. The Common Shares, taken together as a whole, will on the Closing Date represent not less than 22% of the total voting power of all capital stock or other voting securities of the Company outstanding (excluding those shares reserved for the exercise of the Warrants).

                 (b) The Company has authorized and reserved solely for issuance and delivery upon exercise of the Warrants, at least the number of shares of Common Stock issuable upon exercise of all then outstanding Warrants (the "Warrant Shares"). All of the Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable. The issuance and delivery of the Warrant Shares as contemplated by this Agreement are not subject to any preemptive right, right of first refusal, right of first offer or similar right.

                 (c) Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights (including piggyback rights), rights of first refusal, rights of first offer, or "tag-along" or co-sale rights to any Person. Upon consummation of the Closing, no securityholder of the Company will have any registration or other rights in addition to those 'being granted to the Purchaser in connection with the transactions contemplated hereby.

          2.7   SUBSIDIARIES.

                (a) Section 2.7 of the Disclosure Schedule correctly sets forth the name of each Subsidiary of the Company and the jurisdiction of its incorporation or organization. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has full power and authority and all material licenses and authorizations to own, lease and operate its assets and Properties and to conduct its business as now conducted and as proposed to be conducted. Each Subsidiary of the Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                (b) There are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind (absolute, contingent or otherwise) to purchase or otherwise receive, nor any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest, equity security or equity derivative security of any kind of any Subsidiary of the Company. No Subsidiary of the Company has issued any securities in violation of any preemptive or similar rights. All of the outstanding capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable. All of the outstanding capital stock of such Subsidiaries are owned of record and beneficially by the Company, free and clear of any Lien or Encumbrance (other


                                          5.

than restrictions on transferability expressly set forth in applicable Federal and state securities laws). Neither the Company nor any Subsidiary thereof directly or indirectly owns, controls or holds the right to acquire any interest in any other Person or is a participant in any joint venture, partnership or similar arrangement.

          2.8   BOOKS AND RECORDS.

                (a) The Company has heretofore delivered to each of the Investors true and complete copies of the articles of incorporation, including all amendments thereto, and by-laws, as currently in effect, and all other charter or organizational documents, of the Company and each of its Subsidiaries. The Company has heretofore made available to each of the Investors true and complete copies of the minute books of the Company and each of its Subsidiaries. The minute books of the Company and its Subsidiaries accurately reflect all material corporate actions taken at meetings, or by written consent in lieu of meetings of the shareholders, boards of directors and all committees of such boards of directors of the Company and its Subsidiaries, respectively, since their incorporation. All material corporation actions taken by the Company and its Subsidiaries have been duly authorized, and no such corporate actions have been taken in breach or violation of the certificate or articles of incorporation, by-laws or other charter or organizational documents of the Company or any such subsidiary. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

                (b) The Company maintains a standard system of accounting established and administered in accordance with U.S. generally accepted accounting principles ("GAAP"). The books of account, order books, records and documents of the Company accurately and completely reflect all material information relating to the business dealings and affairs of the Company, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivables of the Company.

          2.9   FINANCIAL STATEMENTS.

                (a) The Company has delivered to each of the Investors a true and complete copy of (a) the audited consolidated balance sheets of the Company and its Subsidiaries at December 3 l, 1995 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the periods then ended, including in each case the related notes and auditor's report thereon, and (b) the unaudited consolidated balance sheet of the Company at June 30, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for the year-to-date period then ended (collectively, the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP applied throughout the periods involved, were prepared in accordance with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete in all material respects), have been audited by an independent public accountant, and present fairly the consolidated financial condition of the Company and its Subsidiaries at the respective dates thereof and the results of operations and cash flows of the Company and its Subsidiaries for the respective periods then ended (except that the 1997 interim Financial Statements have not been audited and do not


                                          6.

contain full footnote disclosures in accordance with GAAP and are subject to normal and recurring year-end adjustments).

                (b) Section 2.9 of the Disclosure Schedule contains a true and complete copy of the financial projections furnished to the Investors by the Company in connection with the transactions contemplated hereby. Such projections were prepared in good faith by the Company, and the Company has no reason to believe such projections or any assumptions upon which they are based are not reasonable.

          2.10 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any direct or indirect, debt, obligation, loss, damages, deficiency or other liability of any nature (of a type required by GAAP to be reflected in financial statements), whether absolute, accrued, contingent or otherwise (each, a "Liability"), other than (a) Liabilities accurately set forth in the most recent Financial Statements, and (b) Liabilities (other than Liabilities resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) incurred by the Company and its Subsidiaries in the ordinary course of business after June 30, 1997 which, individually and in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

          2.11 ABSENCE OF CHANGES. Since June 30, 1997 (a) there has not been any material adverse change in the business, operations, assets, Properties, liabilities, condition (financial or otherwise), results of operations, licenses or prospects of the Company and its Subsidiaries, taken as a whole, and (b) there has not been:

                    (i) any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect;

                    (ii) any waiver by the Company or any of its Subsidiaries of a right of material value or of a material debt owed to it;

                    (iii) any satisfaction or discharge of any Lien or Encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except m the ordinary course of business and which is not material m the business, operations, assets, Properties, liabilities, condition (financial or otherwise), results of operations, licenses or prospects of the Company and its Subsidiaries, taken as a whole;

                    (iv) any sale, assignment or transfer by the Company or any of its Subsidiaries of any patents, trademarks, copyrights, trade secrets or other intangible assets or Properties;

                    (v) any sale, assignment or transfer by the Company or any of its Subsidiaries of any tangible assets or Properties other than in the ordinary course of business;

                    (vi) any resignation or termination of employment of any officer of the Company or any of its Subsidiaries or, to the best of the Company's knowledge after due inquiry, any impending or planned resignation or termination of employment of any such officer;


                                          7.

                    (vii) any mortgage, pledge, transfer of a security interest in, or other Lien or Encumbrance, created by the Company or any of its Subsidiaries, with respect to any of their material Properties or assets, except Liens or Encumbrances for taxes not yet due or payable and Liens or Encumbrances under equipment leases entered into in the ordinary course of business;

                    (viii) any capital expenditures or commitments therefor by the Company or any of its Subsidiaries that aggregate in excess of $100,000;

                    (ix) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers, directors or consultants, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                    (x) any declaration, setting aside or payment or other distribution in respect of any of the capital stock or other equity securities of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any of such stock or equity securities by the Company or any of its Subsidiaries;

                    (xi) any material change in any compensation arrangement or agreement with any key employee of the Company or any of its Subsidiaries;

                    (xii) to the best of the Company's knowledge, any other event or condition of any character which might materially and adversely affect the business, operations, assets, Properties, liabilities, condition (financial or otherwise), results of operations, licenses or prospects of the Company or any of its Subsidiaries (as such business is presently conducted and as it is currently proposed to be conducted); or

                    (xiii) any agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

          2.12 LITIGATION. There is no action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company which questions the validity of this Agreement or any other Transaction Document, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect. The foregoing includes, without limitation, actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. To the best of its knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Governmental Entity. There is no action, suit, claim, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.13 COMPLIANCE WITH LAWS AND INSTRUMENTS. Each of the Company and its Subsidiaries is in compliance with (a) the terms of its articles of incorporation, by-laws or other


                                          8.

charter or organizational documents, (b) all Contracts to which the Company or any of its Subsidiaries is a party or by or to which any of them or their assets or Properties may be bound or subject, (c) all applicable laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, and (d) all applicable orders, writs, judgments, injunctions, awards and decrees (of which the Company is aware) of any court, other Governmental Entity or arbitrator except, in the case of (b) and (c), where such failures to comply would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the best of the Company's knowledge, after due inquiry, oral notice of any violation by the Company or any such Subsidiary of, or default by the Company or any of its Subsidiaries under, any of the items described in clauses (a) through (d) above in this paragraph.

          2.14 PERMITS. Each of the Company and its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.15 TITLE TO PROPERTY AND ASSETS. Each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all assets and Properties owned or used by it or reflected in the most recent balance sheet included in the Financial Statements or acquired after the date of such balance sheet, in each case free and clear of any Lien or Encumbrance, except for (a) assets and Properties disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, and
(b) Liens or Encumbrances arising in the ordinary course of business which do not materially impair the Company's ownership or use of such assets or Properties. With respect to the assets and Properties it leases, the Company is in compliance with such leases and, to the best of its knowledge after due inquiry, holds a valid leasehold interest free of any Lien or Encumbrance, claims or encumbrances. The buildings, equipment and other tangible assets and Properties owned or used by the Company and its Subsidiaries are sufficient to conduct the business and operations of such entities as currently conducted and are in good operating condition and repair (except for normal wear and tear).

          2.16  INTELLECTUAL PROPERTY.

                (a) Section 2.16 of the Disclosure Schedule contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by the Company or any of its Subsidiaries, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any of its Subsidiaries,
(iii) material unregistered trade names and corporate names owned or used by the Company or any of its Subsidiaries and (iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. Section 2.16 of the Disclosure Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company or any such Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any such Subsidiary with respect to any Intellectual Property


                                          9.

Rights, in each case identifying the subject Intellectual Property Rights. Each of the Company and its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights material to the operation of the businesses of the Company and its Subsidiaries as presently conducted and (to the best of the Company's knowledge) as presently proposed to be conducted, free and clear of all Lien or Encumbrance. Except to the extent set forth in the Disclosure Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary thereof has not had and is not reasonably likely to have a Material Adverse Effect, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all actions reasonably necessary to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any of its Subsidiaries have taken all material actions reasonably necessary to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                (b) Except to the extent set forth in the Disclosure
Schedule, (i) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed or required to he listed on Section 2.16 of the Disclosure Schedule, free and clear of all Liens or Encumbrances, (ii) neither the Company nor any such Subsidiary has received any notices of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any such Subsidiary license any rights from a third party) nor is there valid grounds for any such infringement, misappropriation or conflict, (iii) the conduct of the Company's and each such Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (iv) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed or required to be listed on Section 2.16 of the Disclosure Schedule.

          2.17 PROPRIETARY INFORMATION AGREEMENT. Each officer and employee of the Company and its Subsidiaries has executed a proprietary information and inventions agreement that provides for the confidential treatment of the Intellectual Property Rights of the Company and its Subsidiaries and the assignment to the Company of inventions developed in connection with the performance of services for the Company or any of its Subsidiaries, in the form previously furnished to the Investors.

          2.18  CONTRACTS AND COMMITMENTS.

               (a) Section 2.18 of the Disclosure Schedule contains a true and complete list of all of the following Contracts to which the Company or any of its Subsidiaries is a party or by or to which any of them or their assets or Properties are or may be bound or subject, as each such Contract may have been amended, modified or supplemented:


                                         10.

                    (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other Contract with any labor union, or severance agreements, programs, policies or arrangements;

                    (ii) Contracts for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 (or providing for the payment of any cash or other compensation upon a change in control of the Company) or contract relating to loans to officers, directors or Affiliates;

                    (iii) Contracts under which the Company or any Subsidiary thereof has advanced or loaned any other Person mounts in the aggregate exceeding $50,000;

                    (iv) Contracts relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing of a Lien or Encumbrance on any asset or properties or group of assets or Properties of the Company or its Subsidiaries or any letter of credit arrangements;

                    (v)    guarantees of any obligation in excess of $25,000;

                    (vi) Contracts under which the Company or any of its Subsidiaries is lessee of or holds or operates any Property, real or personal, owned by any other party except for any lease of real or personal Property under which the aggregate annual rental payments do not exceed $25,000;

                    (vii) Contracts under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                    (viii) Contracts or group of related Contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000;

                    (ix) assignments, licenses, indemnifications or agreements with respect to any intangible property (including, without limitation, any Intellectual Property Rights) other than Contracts for the sale of products in the ordinary course of business and "off-the-shelf" software available to the public generally;

                    (x) warranty Contracts with respect to its products sold, leased or licensed or its services rendered which contains terms and conditions that differ in any material respect from the Company's standard warranty terms and conditions (a true and complete copy of which standard terms and conditions has heretofore been furnished to each of the Investors);


                                         11.

                    (xi) Contracts (other than the Investor Rights Agreement) under which the Company or any of its Subsidiaries has granted any Person any registration rights (including, without limitation, demand or piggyback registration rights);

                    (xii)  sales, distribution, dealer or franchise Contracts;

                    (xiii) Contracts prohibiting any Person from freely engaging in any business or competing anywhere in the world; and

                    (xiv) any other agreement which is material to the business, operations, assets, Properties, liabilities, condition (financial or otherwise), results of operations, licenses or prospects of the Company or its Subsidiaries or which involves consideration in excess of $50,000 annually.

               (b) The Company has heretofore delivered or made available to each of the Investors true and complete copies of all of the Contracts listed or required to be listed in Section 2.18 of the Disclosure Schedule. To the best of the Company's knowledge, each such Contract listed or required to be listed in Section 2.18 of the Disclosure Schedule is valid, binding and enforceable in accordance with its respective terms, and is in full force and effect. The Company and each of its Subsidiaries have performed all material obligations required to be performed by them under each such Contract, and to the best of the Company's knowledge, none of them is in default under or in breach of nor in receipt of any claim of default or breach under any such Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any such Subsidiary under any such Contract. Neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations, and the Company has no knowledge of any breach or anticipated breach by the other parties to any such Contract. To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is a party to any Contract or commitment requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

          2.19 EMPLOYEES. To the best of the Company's knowledge, the Company and each of its Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes). Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their respective assets or Properties are bound by or subject to) any Contract with any labor union, and no labor union has requested or, to the best of the Company's knowledge, sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, and the Company is not aware that it or any such Subsidiary has any other material labor relations problems (including, without limitation, any labor organization activities, work stoppages or material grievances). The Company has not received any notice that any officer intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and its Subsidiaries is terminable at the will of the Company or such respective Subsidiary. Neither the


                                         12.

Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries.

          2.20  ERISA.

                (a) Except as set forth in Section 2.20 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries maintains, contributes to or has any actual or potential liability with respect to any (i) "defined contribution plan" (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Savings Plan"), (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") or (iii) nonqualified deferred compensation, incentive, bonus, material fringe benefit, stock bonus or other material benefit arrangements (collectively, together with Savings Plans and Welfare Plans, "Plans").

                (b) Neither the Company nor any of its Subsidiaries maintains, contributes to or (to the best of the Company's knowledge) has any actual or potential liability with respect to any active or terminated, funded or unfunded (i) multiemployer plan (as defined in Section 3(37) of ERISA),
(ii)defined benefit plan (as defined in Section 3(35) of ERISA) or (iii)plan or arrangement to provide medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued health benefit coverage required to be provided under Section 4980B of the Code (as defined below) or similar state law).

                (c) The Company has provided to each of the Investors accurate and complete copies of each of the Plans and any related trusts, insurance contracts or other agreements, the United States Internal Revenue Service (the "IRS") favorable determination letter issued with respect to each Savings Plan, IRS Form 5500s (including all attachments) for each Savings Plan and each Welfare Plan for the most recently completed plan year and the most recent financial statement with respect to each Savings Plan.

                (d) To the best of the Company's knowledge, each Welfare
Plan and Savings Plan and all related funding arrangements comply in form and operation with its terms and the applicable requirements of ERISA, the Code and any other laws. To the best of the Company's knowledge, each Savings Plan has received a favorable determination letter that it qualifies under the Code (and that its trust is exempt from tax under the Code) and such favorable letter includes changes required by the 1986 Tax Reform Act. To the best of the Company's knowledge, nothing has occurred since the date of such favorable determination letter that could adversely affect the qualified status of any Savings Plan or the tax-exempt status of the trust.

                (e) To the best of the Company's knowledge, none of the Company, any Subsidiary thereof, any trustee or administrator of any Plan or other Person has engaged in any transaction with respect to any Plan which could subject the Company, any such Subsidiary or any of their respective employees to any tax or penalty or other liability imposed by ERISA or the Code. Each of the Company and its Subsidiaries has complied with the requirements of


                                         13.

Section 4980B of the Code and Section 601 et. seq. of ERISA ("COBRA"). All contributions which are due under each of the Plans has been made and all other contributions have been properly accrued. Each of the Company and its Subsidiaries has complied with all reporting and disclosure obligations with respect to the Welfare Plans and the Savings Plan.

          2.21 RELATED PARTY TRANSACTIONS. No shareholder, officer, director or employee of the Company or any of its Subsidiaries or member of his or her immediate family, is indebted (in the case of employee, for borrowed money) to the Company or any such Subsidiary, nor is the Company or any such Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm, corporation or other Person which is an Affiliate of the Company or any of its Subsidiaries or with which the Company or any such Subsidiary has a business relationship, or any firm, corporation or other Person that competes with the Company or any such Subsidiary. To the best of the Company's knowledge, no such person is directly or indirectly interested in any material contract with the Company or any such Subsidiary or has any material interest in any material assets or Property used by the Company or any such Subsidiary.

          2.22 CUSTOMERS AND SUPPLIERS. To the best of the Company's knowledge, no material supplier of the Company or any of its Subsidiaries has indicated that it will stop, or materially decrease the rate of, supplying materials, products or services to the Company or any such Subsidiary, and to the best of the Company's knowledge, no material customer has indicated that it will stop, or materially decrease the rate of, buying materials, products or services from the Company or any such Subsidiary.

          2.23 INSURANCE. The Company and its Subsidiaries have such liability, property and casualty, directors and officers liability, and other insurance policies and coverage as are generally carried by similarly situated companies. The Company has furnished or made available to each of the Investors true and complete copies of the foregoing insurance policies and Contracts. All such insurance policies and Contracts are valid and binding in accordance with their terms, and are in full force and effect. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any insurance policy or Contract maintained by it, and neither the Company nor any such Subsidiary has been denied insurance coverage thereunder. The Company and its Subsidiaries do not have any self-insurance, coinsurance or similar risk retention programs.

          2.24 REAL PROPERTY HOLDING CORPORATION STATUS. None of the Company or any of its Subsidiaries has ever been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code or in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          2.25 ENVIRONMENTAL AND SAFETY LAWS. The Company has complied with all material Environmental and Safety Requirements, and the Company has not received any notice and is not aware of any violations which would require material expenditures in order to comply


                                         14.

with any such existing Environmental and Safety Requirement. For purposes hereof, "Environmental and Safety Requirements" means any federal, state, local or foreign statute, law, rule, regulation, ordinance or other provision having the force or effect of law, any judicial or administrative order or determination, or common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including without limitation, all those relating, to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

          2.26  TAXES.

                (a) All Tax Returns (as defined below) relating to, or including items attributable to the operations of, the Company or relating to any Tax (as defined below) for which the Company may be liable that were required to be filed with any Taxing Authority (as defined below) with respect to any Taxable period ending on or before the Closing have been or will be filed when due (including any extensions of such due date). All such Tax Returns are or will be complete, true and correct in all respects. All amounts of Taxes owed by the Company with respect to periods through the Closing have either been paid or fully accrued on the Financial Statements. Subject to immaterial year-end accounting changes, the accruals and reserves for Taxes set forth in the Financial Statements are sufficient to pay all unpaid Taxes of the Company attributable (on an accrual basis) to all periods ended on or before the Closing. All Taxes that the Company is or was required by law to withhold or collect (or any such Taxes for which the Company may be liable) have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. All Taxes withheld or collected by the Company but not yet required to be paid to the proper Taxing Authority have been set aside in accounts for later payment to the proper Taxing Authority or accrued, reserved against and entered upon the books of the Company, subject to immaterial year-end accounting changes. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, value added, net worth, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as a result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person and "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a Taxing authority in connection with Taxes.


                                         15.

                (b) The Company has never had any Tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company's federal income Tax returns and none of its state income or franchise Tax or sales or use Tax returns has ever been audited by a Tax Authority.

                (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not elected to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          2.27 EXEMPTION FROM REGISTRATION. Assuming the accuracy of each Investor's representations and warranties contained in Section 3, the offer and sale of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and any issuance and delivery of Conversion Shares or issuance and sale of Warrant Shares to the Investors (or an Affiliate or Affiliates thereof) will be exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, the Conversion Shares or the Warrant Shares, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, (c) any action which would require the registration of the offering and sale of the Securities (or any issuance or delivery of the Conversion Shares or the Warrant Shares) under the Securities Act, except as provided in the Investor Rights Agreement, or (d) any action which would violate any state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of capital stock or other equity or debt security if, as a result, the offer and sale of the Securities contemplated hereby would fail to be entitled to exemption from file registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the respective meanings specified in Section 2(3) of the Securities Act.

          2.28 USE OF PROCEEDS. The Company covenants, represents and warrants that the proceeds from the sale of the Securities hereunder will be used by the Company solely as working capital for the Company.

          2.29 BROKER FEES. No broker, finder or investment banker has been retained or engaged on behalf of the Company or any of its Subsidiaries or is entitled to any brokerage, finder's or other fee, compensation or commission in connection with the transactions contemplated by this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any claim therefor.

          2.30 DISCLOSURE. The Company has fully provided each of the Investors with all of the information and documents that the Investors and their representatives have requested in connection with the transactions contemplated hereby and all information and documents that the Company believes are reasonably material to each Investor's investment decision and to the business, operations, assets, Properties, liabilities, condition (financial or otherwise), results of


                                         16.

operations, licenses or prospects of the Company and its Subsidiaries, taken as a whole. No representation or warranty made by the Company in this Agreement (including the Disclosure Schedule) or any other Transaction Document, and none of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to any Investor by or on behalf of the Company in connection with the transactions contemplated hereby, contains or, as applicable, will contain any untrue statement of a material fact required to be stated therein, or omits or, as applicable, will omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

     3. INVESTMENT REPRESENTATION OF THE INVESTORS. Each Investor hereby represents and warrants to the Company that: (a) it has full power and authority to enter into this Agreement and each other Transaction Document to which it is a party, and each of this Agreement and each such other Transaction Document constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms; (b) it (or its nominee) is acquiring the Securities pursuant to this Agreement for its own account without a view to a distribution or resale thereof, it being understood that nothing contained herein shall prevent the Investor (or its nominee) or any subsequent holders of Securities from transferring any such Securities pursuant to an effective registration statement or an exemption therefrom under the Securities Act; (c) such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities, it being understood that nothing contained herein shall limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of any Investor to rely thereon; (d) it has substantial experience in evaluating and investing in private placement transactions so that it is capable of evaluating the merits and risks of its investment in the Company; and (e) it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the Securities Act.

     4. CONDITIONS TO THE INVESTORS' OBLIGATIONS AT THE CLOSING. The several obligations of each Investor to purchase Securities at the Closing shall be subject to the satisfaction of the following conditions at or prior to the
Closing:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall be true and correct as of the Closing with the same force and effect as though made as of the Closing.

          4.2 COVENANTS. The Company shall have performed and complied with all covenants and agreements required to be performed or complied with by the Company hereunder at or prior to the Closing or the Closing Date.

          4.3 PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel.

          4.4 CONSENTS AND APPROVALS. All consents, approvals, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or


                                         17.

notice to any Governmental Entity or any other Person necessary to be obtained, made or given in connection with the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon any Investor, the Company or any Subsidiary thereof of any condition, restriction or required undertaking.

          4.5 RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of California, and shall be in full force and effect under the laws of the State of California as of the Closing and shall not have been further amended or modified.

          4.6 BYLAWS. The Company's bylaws shall, or shall have been duly amended to, (a) provide that the size of the Board of Directors of the Company shall consist of not more than seven members, and (b) be otherwise consistent with the terms of the Restated Articles.

          4.7 BOARD OF DIRECTORS. At least two persons designated by a majority in interest of the Investors shall have been duly elected or appointed as members of the Board of Directors of the Company (which shall consist of no more than seven members), and at least one such person selected by a majority in interest of the Investors shall have been duly appointed as a member of each committee of such Board of Directors, in each case effective at or prior to the Closing. Upon the Closing, the Compensation Committee of the Board of Directors of the Company shall consist of two members, including one member who is an officer of the Company and one member selected by a majority in interest of the Investors.

          4.8 INVESTOR RIGHTS AGREEMENT. The Company and each of its securityholders, and each holder of securities convertible into or exchangeable or exercisable for any securities of the Company, shall have entered into an investor rights agreement, substantially in the form of Exhibit D attached hereto (the "Investor Rights Agreement"), with the Investors, and the Investor Rights Agreement shall be in full force and effect as of the Closing.

          4.9 RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company and each of its securityholders, and each holder of securities convertible into or exchangeable or exercisable for any securities of the Company, shall have entered into a right of first refusal and co-sale agreement, substantially in the form of Exhibit E attached hereto (the "Co-Sale Agreement"), with the Investors, and the Co-Sale Agreement shall be in full force and effect at the Closing.

          4.10 INDEMNIFICATION AGREEMENT. The Company shall have entered into an indemnification agreement, substantially in the form of Exhibit F attached hereto (the "Indemnification Agreement"), with the director designees of the Investors referred to in Section 4.7. The Indemnification Agreement shall be in full force and effect at the Closing.

          4.11 STOCK PURCHASE. The Stock Purchase Agreement shall be in full force and effect in accordance with its terms, and the transactions contemplated by the Stock Purchase Agreement shall have been consummated.

          4.12 SECURITIES LAW COMPLIANCE. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance and sale of the Securities pursuant to this Agreement in compliance with such laws other than post-Closing notice filings not involving any consent or approval.


                                         18.

          4.13 OPINION OF COUNSEL. Each Investor shall have received an opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date and addressed to the Investors, with respect to the matters set forth in Exhibit G attached hereto and otherwise in form and substance reasonably satisfactory to the Investors and their counsel.

          4.14 CLOSING DOCUMENTS. The Company shall have delivered to each Investor (a) a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company, certifying as to the fulfillment of the conditions set forth in Sections 4.1, 4.2, 4.4, 4.6, 4.7, 4.12 and 4.15, (b) certified copies of the certificate of incorporation and bylaws, as amended through the Closing Date, of the Company and each of its Subsidiaries, (c) copies of the resolutions adopted by its Board of Directors, any Committees thereof, and its shareholders, certified as of the Closing Date by the corporate secretary of the Company, authorizing and approving this Agreement and the Transaction Documents to which the Company is a party, the filing of the Restated Articles, the issuance and sale of the Securities, and all other transactions contemplated hereby and by the Transaction Documents to which the Company is a party, (d) copies of the items referred to in Section 4.4, if any, and (e) such other certificates and documents relating to the transactions contemplated by this Agreement as any Investor or its counsel may reasonably request.

          4.15 NO INJUNCTION OR ILLEGALITY. No injunction, order, decree or judgment shall have been issued by any court or other Governmental Entity and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in each case restrains or prohibits any of the transactions contemplated hereby.

          4.16 EXPENSES. The Company shall have reimbursed the Investors for the fees and expenses of their counsel as provided herein.

     5.   DEFINITIONS.

          5.1 DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

                "AFFILIATE" of any Person means any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with such Person. For purposes of this definition and the definition of "Subsidiary" below, "control" (or "controlled", as the context may require) shall have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                "CONTRACT" means all written or oral contracts, agreements, undertakings, indentures, notes, debentures, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

                "GOVERNMENTAL ENTITY" means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or


                                         19.

other governmental or regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations

                "INDEBTEDNESS" means at a particular time, without duplication,
(i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

                "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                "LIEN OR ENCUMBRANCE" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right, easement, servitude, transfer limit, restriction, title defect or other encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the Company or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute, or any subordination arrangement in favor of another Person).

                "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity, or other entity or organization.

                "PROPERTY" means any real, personal or mixed property, whether tangible or intangible.


                                         20.

                "SUBSIDIARY" means, with respect to any Person, any entity controlled (as such term is defined in the definition of "Affiliate" above) by such Person.

     6.   MISCELLANEOUS.

          6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement, any other Transaction Document to which it is a party or any exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by or on behalf of any Investor.

          6.2 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return, receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of' the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

          If to the Company:

                Clontech Laboratories, Inc.
                1020 East Meadow Circle
                Palo Alto, California 94303
                Attention:  President
                Telephone:  (650) 424-8222
                Telecopy:  (650) 424-8419

          with a copy to:

                Cooley Godward LLP
                Five Palo Alto Square
                3000 El Camino Real
                Palo Alto, California 94306-2155
                Attention:  Brian Cunningham, Esq.
                Telephone:  (650) 843-5000
                Telecopy:  (650) 857-0663


                                         21.

          If to any Investor:

                Summit Partners, L.P.
                499 Hamilton Avenue
                Suite 200
                Palo Alto, California 94301
                Attention:  Gregory M. Avis
                            Mark G. Hilderbrand
                Telephone:  (650) 321-1166
                Telecopy:  (650) 321-1188

          with a copy to:

                Brobeck, Phleger & Harrison LLP
                Two Embarcadero Place
                2200 Geng Road
                Palo Alto, California 94303-0913
                Attention:  Thomas A. Bevilacqua, Esq.
                Telephone:  (650) 424-0160
                Telecopy:  (650) 496-2885

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

          6.3 EXPENSES. The Company shall pay, and hold the Investor and all holders of Securities (including Warrant Shares and any securities issued with respect to any Securities or Warrant Shares) harmless from and against liability for the payment of, (a) the reasonable fees (in an amount not to exceed $60,000) and expenses of Brobeck, Phleger & Harrison LLP, counsel to the Investor, arising in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (which fees and expenses shall be payable at or prior to the Closing), (b) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or any other Transaction Document (including without limitation, any amendment or modification of the Restated Articles in connection with any proposed merger, consolidation, sale, recapitalization or public offering of securities), (c) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or any other Transaction Document or the issuance, delivery or acquisition of any Securities or Warrant Shares, (d) the reasonable fees and expenses incurred by each such Person in any filing with any Governmental Entity with respect to its investment in the Company or in any other filing with any Governmental Entity with respect to the Company which mentions such Person. The Company shall pay the reasonable fees and expenses incurred by the holders of Securities or Warrant Shares for the enforcement of the rights granted under this Agreement or any other Transaction Document if such holders are the prevailing party in connection therewith.


                                         22.

          6.4 REMEDIES. Each holder of Securities or Warrant Shares shall have all rights and remedies set forth in this Agreement, the other Transaction Documents to which the Company is a party and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Company agrees to waive, in any action, suit or proceeding for specific performance or other equitable relief, the defense of adequacy of money damages or a remedy at law.

          6.5 ENTIRE AGREEMENT; WAIVERS AND AMENDMENTS. This Agreement (including the exhibits and schedules hereto and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by both parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

          6.6 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except that (a) the Investor shall have the right at any time, without such consent, to assign its right hereunder to purchase any or all of the Securities to any Affiliate of the Investor and
(b) whether or not any express assignment has been made, the provisions of this Agreement which are for the Investor's benefit are also for the benefit of, and enforceable by, any subsequent holder of Securities or Warrant Shares. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          6.7 SEVERABILITY. In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto.

          6.8 NO THIRD PARTY BENEFICIARIES. This Agreement is for the benefit of the parties hereto and is not intended to confer upon any other Person any rights or remedies hereunder.

          6.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

          6.10 STRICT CONSTRUCTION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the


                                         23.

Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

          6.11 INTERPRETATION. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

          6.12 CAPTIONS. The Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

          6.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be considered one and the same agreement.


                                         24.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.

                                   CLONTECH LABORATORIES, INC.


                                   By:  /s/ Ken Fong
                                        -------------------------------------
                                        Kenneth Fong
                                        President

                                   SUMMIT VENTURES IV, L.P.

                                   By:  Summit Partners IV, L.P.
                                        Its General Partner

                                   By:  Stamps, Woodsum & Co., IV
                                        Its General Partner


                                   By:  /s/ Gregory M. Avis
                                        -------------------------------------
                                        General Partner

                                   SUMMIT INVESTORS III, L.P.


                                   By:  /s/ Gregory M. Avis
                                        -------------------------------------
                                        General Partner

                                   SUMMIT SUBORDINATED DEBT FUND II, L.P.

                                   By:  Summit Partners SD II, LLC
                                        Its General Partner


                                   By:  /s/ Gregory M. Avis
                                        -------------------------------------
                                        General Partner


                 [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]


                                         25.

                               SCHEDULE OF INVESTORS





                                     Purchase         Purchase           Total
                                     Price for       Price for          Purchase
               Names                   Notes          Warrants           Price
----------------------------    ----------------   -------------   ----------------
Summit IV, L.P.                                    $   22,892.95   $      22,892.95
Summit Sub Debt II, L.P.        $   5,828,437.00        1,392.20       5,829,829.20
Summit Investors III, L.P.            171,563.00          714.85         172,277.85
                                ----------------   -------------   ----------------
TOTAL                           $   6,000,000.00   $   25,000.00   $   6,025,000.00
                                ----------------   -------------   ----------------
                                ----------------   -------------   ----------------




                                          1.